UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2007

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Empagio Sale Agreement

On May 17, 2007 the registrant, Halo Technology Holdings, Inc. (the "Company" or "Halo") entered into an Asset Purchase Agreement (the "Empagio Purchase Agreement") with Empagio Acquisition LLC (the "Buyer"), and the Company’s subsidiary, Empagio, Inc. (the "Seller").

Pursuant to this agreement, the Company agreed to cause Empagio to sell its assets to the Buyer, in exchange for a purchase price consisting of $16 million, plus certain contingent payments and assumption of Empagio’s business liabilities. The cash portion of the purchase price is payable as follows: (i) $250,000 was paid as a deposit upon the execution of the Empagio Purchase Agreement; (ii) $13,500,000 is payable upon closing (subject to adjustment to the extent that Empagio’s net working capital exceeds or falls below $500,000); (iii) $250,000 to be held in escrow pending resolution of any working capital determinations after the closing, and (iv) $2 million in deferred payments (which shall bear interest) to be paid $1 million on September 30, 2008, and the remaining $1 million on June 30, 2009. The contingent payments consist of ten percent of the proceeds of any sale of the Buyer, to the extent such proceeds exceed $1 million, provided that the sale of the Buyer occurs in the next five years.

Under the Empagio Purchase Agreement, the Company and Empagio made certain customary representations and warranties to the Buyer concerning Empagio’s business, assets and liabilities, and the Buyer made certain customary representations and warranties to the Company. The Empagio Purchase Agreement contains indemnity terms which provide that each party shall indemnify the other party for breaches of representations and warranties and covenants made under the agreement, provided that neither party shall be required to pay any damages unless the aggregate amount of all damages exceeds certain limits and provided further that neither party shall be liable for damages in excess of certain limits.

A copy of the Empagio Purchase Agreement is attached as Exhibit 10.146 hereto, and is incorporated herein by reference. The foregoing description of the Empagio Purchase Agreement is qualified in its entirety by reference to the full text of the agreement. Exhibits to the Empagio Purchase Agreement, which have not been filed with this Current Report on Form 8-K, will be furnished to the Securities and Exchange Commission upon request.

Amendment No. 4 to Fortress Credit Agreement

On May 17, 2007 the Company entered into Amendment Agreement No. 4 ("Amendment 4") between the Company and Fortress Credit Corp. ("Fortress") relating to the Credit Agreement dated August 2, 2005 between the Company, the Subsidiaries of the Company and Fortress. All capitalized terms used in herein and not otherwise defined have the meanings set forth in Amendment 4.

Amendment 4 acknowledged that the Company was entering into an agreement to cause its Empagio subsidiary to sell its assets and assign its liabilities to a third party pursuant to an Asset Purchase Agreement entered into as of May 17, 2007 (the "Empagio Purchase Agreement").

Pursuant to the Amendment 4, (i) the Company paid Fortress $250,000 which it had received as a deposit from the Empagio purchaser, (ii) the Company agreed to pay to Fortress, simultaneously with the closing of the sale of Empagio, $12,500,000, and (iii) the Company agreed to pay, on July 31, 2007, an additional $250,000. Further, the Company agreed to pay Fortress a fee of $100,000 as consideration for entering into Amendment 4. Fortress also agreed to release its liens on Empagio’s assets in order to facilitate the sale.

Each of the payments to be made by the Company shall be applied towards payment of outstanding fees and other amounts owing under the Credit Agreement, with the remainder to be applied as a partial prepayment of the outstanding principal amount of the Fortress loan.

In addition, the Company and Fortress agreed that Tranche C of the credit facility under the Credit Agreement is no longer available to be borrowed and that the lenders’ remaining commitment is cancelled. Fortress also agreed to terminate any financial operating covenants from the Credit Agreement. Finally, the parties agreed to modify the maturity date, from August 2, 2009 to September 28, 2007. Provided that the Company complies with Amendment 4, any prior events which may have constituted defaults under the Credit Agreement are deemed cured.

A copy of Amendment 4 is attached as Exhibit 10.147 hereto, and is incorporated herein by reference. The foregoing description of Amendment 4 is qualified in its entirety by reference to the full text of the Amendment Agreement. Exhibits to Amendment 4, which have not been filed with this Current Report on Form 8-K, will be furnished to the Securities and Exchange Commission upon request.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment No. 4 to Fortress Credit Agreement

On May 17, 2007 the Company entered into Amendment Agreement No. 4 ("Amendment 4") between the Company and Fortress Credit Corp. ("Fortress") relating to the Credit Agreement dated August 2, 2005 between the Company, the Subsidiaries of the Company and Fortress. All capitalized terms used in herein and not otherwise defined have the meanings set forth in Amendment 4.

Amendment 4 acknowledged that the Company was entering into an agreement to cause its Empagio subsidiary to sell its assets and assign its liabilities to a third party pursuant to an Asset Purchase Agreement entered into as of May 17, 2007 (the "Empagio Purchase Agreement").

Pursuant to the Amendment 4, (i) the Company paid Fortress $250,000 which it had received as a deposit from the Empagio purchaser, (ii) the Company agreed to pay to Fortress, simultaneously with the closing of the sale of Empagio, $12,500,000, and (iii) the Company agreed to pay, on July 31, 2007, an additional $250,000. Further, the Company agreed to pay Fortress a fee of $100,000 as consideration for entering into Amendment 4. Fortress also agreed to release its liens on Empagio’s assets in order to facilitate the sale.

Each of the payments to be made by the Company shall be applied towards payment of outstanding fees and other amounts owing under the Credit Agreement, with the remainder to be applied as a partial prepayment of the outstanding principal amount of the Fortress loan.

In addition, the Company and Fortress agreed that Tranche C of the credit facility under the Credit Agreement is no longer available to be borrowed and that the lenders’ remaining commitment is cancelled. Fortress also agreed to terminate any financial operating covenants from the Credit Agreement. Finally, the parties agreed to modify the maturity date, from August 2, 2009 to September 28, 2007. Provided that the Company complies with Amendment 4, any prior events which may have constituted defaults under the Credit Agreement are deemed cured.

A copy of Amendment 4 is attached as Exhibit 10.147 hereto, and is incorporated herein by reference. The foregoing description of Amendment 4 is qualified in its entirety by reference to the full text of the Amendment Agreement. Exhibits to Amendment 4, which have not been filed with this Current Report on Form 8-K, will be furnished to the Securities and Exchange Commission upon request.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On May 18, 2007, on behalf of the registrant, Halo Technology Holdings, Inc. (the "Company"), the Company’s authorized officers determined that investors should not rely on the Company’s condensed consolidated financial statements for the period ended December 31, 2006, included in the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission ("SEC") on February 14, 2007 (the "Original Filing").

In the course of preparing the Quarterly Report for the period ended March 31, 2007, the Company became aware that it made an error in the interpretation of certain accounting pronouncements regarding the extinguishment of debt. In keeping with applicable pronouncements, the Company intends to restate the Company’s condensed consolidated financial statements for the period ended December 31, 2006, included in the Original Filing. As background, on October 12, 2006, the Company modified conversion terms of certain subordinated debt and the strike price of related warrants. This transaction was treated as an extinguishment of debt because there was a significant change in the fair value of the debt. In the Original Filing, the Company recognized approximately $1.8 million in loss on extinguishment of debt. In keeping with applicable pronouncements, the Company intends to restate the financial statements and reverse this $1.8 million loss. In addition, historically, the Company’s preferred stock dividends were directly charged to the accumulated deficit in the same way ordinary dividends are treated. As of June 30, 2006, the Company’s Series D Preferred Stock ("Series D") was reclassified out of stockholder’s equity due to a change in the market: the Company’s stock price decreased substantially below the price at which Series D may be converted into common stock. This made it probable that Series D will be redeemed in cash, and, therefore, made Series D have liability characteristics. For this reason, and in accordance with applicable accounting pronouncements, the Company intends to restate the financial statement in the Original Filing to reclassify the Series D dividends from the accumulated deficit to interest expense.

The Company’s authorized officers have discussed the matters disclosed in this Report on Form 8-K with the Company’s independent registered public accounting firm.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Financial Officer

As of May 18, 2007, Susan Florentino has been appointed the Company’s principal financial officer.

Susan Florentino rejoined Halo as its Senior Vice President of Operations and Finance in July, 2005. She has 15 years of managerial experience in both operations and finance within enterprise software companies and financial investment and research firms. From March, 2005 through June, 2005 she was with Birinyi Associates, Inc. Prior thereto, from August, 2004 to November, 2004, Ms. Florentino was Vice President of Operations and Finance at Halo. From September, 2003 through August, 2004 Ms. Florentino was VP of Operations and Research at ISIS Capital Management, LLC. From August, 2002 through September, 2003, Ms. Florentino was VP Operations and Research at Strategic Software Holdings, LLC. Prior thereto, from January, 1995 through August, 2002, Ms. Florentino was Vice President, Production and Operations at SageMaker, Inc.

Ms. Florentino has a bachelor’s degree in economics from Fairfield University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.146 Asset Purchase Agreement among the Company, Empagio, Inc. and Empagio Acquisition, LLC.

10.147 Amendment No. 4 between the Company and Fortress Credit Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

May 21, 2007	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.146	Asset Purchase Agreement among the Company, Empagio, Inc. and Empagio Acquisition, LLC
10.147	Amendment No. 4 between the Company and Fortress Credit Corp.